                                                                   Exhibit 99.12

                                                                DRAFT - 11/11/04

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between Trico Marine Services, Inc., a Delaware corporation ("Company"), and
_____________________ ("Executive").

                                   WITNESSETH:

      WHEREAS, Executive is currently employed by Company; and

      WHEREAS, Company is desirous of continuing to employ Executive in an executive capacity on the terms and conditions, and for the consideration, hereinafter set forth and Executive is desirous of continuing to be employed by Company on such terms and conditions and for such consideration;

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

ARTICLE 1: EMPLOYMENT AND DUTIES

      1.1 EMPLOYMENT; EFFECTIVE DATE. Effective as of the Effective Date as defined in the Joint Prepackaged Plan Of Reorganization Of Trico Marine Services, Inc., Trico Marine Assets, Inc., And Trico Marine Operators, Inc. Under Chapter 11 Of the Bankruptcy Code, as confirmed by the Bankruptcy Court (the "Effective Date"), and continuing for the period of time set forth in
Article 2 of this Agreement, Executive's employment by Company shall be subject to the terms and conditions of this Agreement.

      1.2 POSITIONS. From and after the Effective Date, Company shall employ Executive in the positions of __________________ and ___________________ of
Company, or in such other positions as the parties mutually may agree.

      1.3 DUTIES AND SERVICES. Executive agrees to serve in the positions referred to in paragraph 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such offices, as well as such additional duties and services appropriate to such offices which the parties mutually may agree upon from time to time. Executive's employment shall also be subject to the policies maintained and established by Company that are of general applicability to Company's executive employees, as such policies may be amended from time to time.

      1.4 OTHER INTERESTS. Executive agrees, during the period of his employment by Company, to devote substantially all of his business time, energy and best efforts to the business and affairs of Company and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Company, except with the consent of the Board of Directors of Company (the "Board of Directors"). The foregoing notwithstanding, the parties recognize and agree that Executive may engage in other business activities that do not conflict with the business and affairs of Company or interfere with Executive's performance of his duties hereunder, which shall be at the sole determination of the Board of Directors.

      1.5 DUTY OF LOYALTY. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty to act at all times in the best interests of Company. In keeping with such duty, Executive shall make full disclosure to Company of all business opportunities pertaining to Company's business and shall not appropriate for Executive's own benefit business opportunities concerning Company's business.

ARTICLE 2: TERM AND TERMINATION OF EMPLOYMENT

      2.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (the "Initial Expiration Date"); provided, however, that beginning on the Initial Expiration Date, and on each anniversary of the Initial Expiration Date thereafter, if this Agreement has not been terminated pursuant to paragraph 2.2 or 2.3, then said term of employment shall automatically be extended for an additional one-year period unless on or before the date that is 90 days prior to the first day of any such extension period either party shall give written notice to the other that no such automatic extension shall occur.

      2.2 COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Company shall have the right to terminate Executive's employment under this Agreement at any time for any of the following reasons:

            (i) upon Executive's death;

            (ii) upon Executive's becoming incapacitated by accident, sickness, or other circumstances which, in the opinion of a physician selected by Company, renders him mentally or physically incapable of performing the duties and services required of him hereunder;

            (iii) for "Cause", which shall mean Executive (A) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder, (B) has willfully refused without proper legal reason to perform the duties and responsibilities required of him hereunder, (C) has materially breached any material provision of this Agreement or any material corporate policy maintained and established by Company that is of general applicability to Company's executive employees,
      (D) has willfully engaged in conduct that he knows or should know is materially injurious to Company or any of its affiliates, or (E) has been convicted of, or pleaded no contest to, a crime involving moral turpitude or any felony, or (F) has engaged in any act of serious dishonesty which adversely affects, or reasonably could in the future adversely affect, the value, reliability, or performance of Executive in a material manner; provided, however, that Executive's employment may be terminated for Cause only if such termination is approved by at least a majority of a quorum (as defined in Company's By-laws) of the members of the Board of Directors after Executive has been given written notice by Company of the specific reason for such termination and an opportunity for Executive, together with his counsel, to be heard before the Board of Directors; or

            (iv) for any other reason whatsoever, in the sole discretion of the Board of Directors.

Members of the Board of Directors may participate in any hearing that is required pursuant to paragraph 2.2(iii) by means of conference telephone or similar communications equipment by means of which all persons participating in the hearing can hear and speak to each other.

      2.3 EXECUTIVE'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Executive shall have the right to terminate his employment under this Agreement for any of the following reasons:

            (i) for "Good Reason", which shall mean, within 60 days of and in connection with or based upon (A) a material breach by Company of any material provision of this Agreement (provided, however, that a reduction in Executive's annual base salary that is consistent with reductions taken generally by other executives of Company shall not be considered a material breach of a material provision of this Agreement), (B) a significant reduction in the nature or scope of Executive's duties and responsibilities, (C) the assignment to Executive of duties and responsibilities that are materially inconsistent with the positions referred to in paragraph 1.2, or (D) any requirement that Executive relocate to a site more than 50 miles from his present business address; provided, however, that, prior to Executive's termination for Good Reason, Executive must give written notice to Company of any such breach, reduction, assignment or requirement and such breach, reduction, assignment or requirement must remain uncorrected for 10 days following such written notice; or

            (ii) at any time for any other reason whatsoever, in the sole discretion of Executive.

      2.4 NOTICE OF TERMINATION. If Company desires to terminate Executive's employment hereunder at any time prior to expiration of the term of employment as provided in paragraph 2.1, it shall do so by giving written notice to Executive that it has elected to terminate Executive's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder. If Executive desires to terminate his employment hereunder at any time prior to expiration of the term of employment as provided in paragraph 2.1, he shall do so by giving a 30-day written notice to the Company that he has elected to terminate his employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

      2.5 DEEMED RESIGNATIONS. Any termination of Executive's employment shall constitute an automatic resignation of Executive as an officer of Company and each affiliate of Company, and an automatic resignation of Executive from the Board of Directors (if applicable) and from the board of directors of any affiliate of Company and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which Company or any affiliate holds an equity interest and with respect to which board or similar governing body Executive serves as Company's or such affiliate's designee or other representative.

ARTICLE 3: COMPENSATION AND BENEFITS

      3.1 BASE SALARY. During the period of this Agreement, Executive shall receive a minimum annual base salary of $________________. Executive's annual base salary shall be reviewed by the Board of Directors (or a committee thereof) on an annual basis, and, in the sole discretion of the Board of Directors (or such committee), such annual base salary may be increased, but not decreased (except for a decrease that is consistent with reductions taken generally by other executives of Company), effective as of any date determined by the Board of Directors. Executive's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives but no less frequently than monthly.

      3.2 BONUSES. Executive shall be eligible to participate in Company's annual cash incentive plan as approved from time to time by the Board of Directors in amounts to be determined by the Board of Directors (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any).

      3.3 OTHER PERQUISITES. During his employment hereunder, Executive shall be afforded the following benefits as incidences of his employment:

            (i) BUSINESS AND ENTERTAINMENT EXPENSES - Subject to Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, including dues and fees to industry and professional organizations and costs of entertainment and business development.

            (ii) VACATION - During his employment hereunder, Executive shall be entitled to four weeks of paid vacation each calendar year (or such greater amount of vacation as provided to executives of Company generally) and to all holidays provided to executives of Company generally; provided, however, that for the period beginning on the Effective Date and ending on the last day of the calendar year in which the Effective Date occurs, Executive shall be entitled to four weeks of paid vacation (or such greater amount of vacation as provided to executives of Company generally) reduced by the number of vacation days that Executive has already used during such calendar year and prior to the Effective Date.

            (iii) OTHER COMPANY BENEFITS - Executive and, to the extent applicable, Executive's spouse, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company. Such benefits, plans and programs shall include, without limitation, any profit sharing plan, thrift plan, health insurance or health care plan, life insurance, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and the like which may be maintained by Company. Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

ARTICLE 4: EFFECT OF TERMINATION AND CHANGE IN CONTROL ON COMPENSATION; ADDITIONAL PAYMENTS

      4.1 DEFINED TERMS. For purposes of this Article 4, the following terms shall have the meanings indicated:

            "Change in Control" means (i) a merger of Company with another entity, a consolidation involving Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (A) the holders of equity securities of Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Company immediately prior to such transaction or event or (B) the persons who were members of the Board of Directors immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of Company, (iii) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (A) if Company has not engaged in a merger or consolidation, Company, or (B) if Company has engaged in a merger or consolidation, the resulting entity, or (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board of Directors immediately before such election shall cease to constitute a majority of the Board of Directors. For purposes of the preceding sentence, (1) "resulting entity" in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term "Company" shall refer to the resulting entity and the term "Board of Directors" shall refer to the board of directors (or comparable governing body) of the resulting entity. Notwithstanding anything herein to the contrary, a Change in Control shall not include the contemplated reorganization of Company that will occur on or about the Effective Date.

            "Termination Benefits" means (i) a lump sum cash payment equal to the sum of (A) one year of Executive's annual base salary at the rate in effect under paragraph 3.1 on the date of termination of Executive's employment and (B) any bonus that Executive has earned and accrued as of the date of termination of Executive's employment which relates to periods that have ended on or before such date and which have not yet been paid to Executive by Company, (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by Company to Executive shall become fully vested and immediately exercisable in full on the date of termination of Executive's employment, and (iii) Health Coverage.

            "Health Coverage" means that if Executive elects to continue coverage for himself or his eligible dependents under Company's group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), during the twelve-month period commencing on the date of Executive's termination of employment from Company (the "Severance Period"), then throughout the Severance Period Company shall promptly reimburse Executive on a monthly basis for the difference between the amount Executive pays to effect and continue such coverage and the employee contribution amount that active senior executive employees pay for the same or similar coverage under Company's group health plans. Further, if after the Severance Period Executive continues his COBRA coverage and Executive's COBRA coverage terminates at any time during the eighteen-month period commencing on the day immediately following the last day of the Severance Period (the "Extended Coverage Period"), then Company shall provide Executive (and his eligible dependents) with health benefits substantially similar to those provided under its group health plans for active employees for the remainder of the Extended Coverage Period at a cost to Executive that is no greater than the cost of COBRA coverage; provided, however, that Company shall use its reasonable efforts so that such health benefits are provided to Executive under one or more insurance policies (or such other manner) so that reimbursement or payment of benefits to Executive thereunder shall not result in taxable income to Executive. Notwithstanding the preceding provisions of this paragraph, Company's obligation to reimburse Executive during the Severance Period and to provide health benefits to Executive during the Extended Coverage Period shall immediately end if and to the extent Executive becomes eligible to receive health plan coverage from a subsequent employer (with Executive being obligated hereunder to promptly report such eligibility to Company).

      4.2 TERMINATION BY EXPIRATION. If Executive's employment hereunder shall terminate upon expiration of the term provided in paragraph 2.1 hereof because either party has provided the notice contemplated in such paragraph, then all compensation and all benefits to Executive hereunder shall continue to be provided until the expiration of such term and such compensation and benefits shall terminate contemporaneously with termination of his employment.

      4.3 TERMINATION BY COMPANY. If Executive's employment hereunder shall be terminated by Company prior to expiration of the term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment; provided, however, that, subject to paragraph
4.7 below, if such termination shall be for any reason other than those encompassed by paragraph 2.2(i), 2.2(ii), or 2.2(iii), then Company shall provide Executive with the Termination Benefits, except that if such termination occurs within twelve months after the date upon which a Change in Control occurs, then the Termination Benefits provided by Company under this paragraph shall be reduced by an amount equal to one year of Executive's annual base salary at the rate in effect as of the date of such Change in Control. Any lump sum cash payment due to Executive pursuant to the preceding sentence shall be paid to Executive within five business days of the date of Executive's termination of employment with Company; provided, however, that if the lump sum cash payment would be subject to additional taxes and interest under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), then payment of the lump sum cash payment shall be deferred to the extent required to avoid such additional taxes and interest.

      4.4 TERMINATION BY EXECUTIVE. If Executive's employment hereunder shall be terminated by Executive prior to expiration of the term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment; provided, however, that, subject to paragraph 4.7 below, if such termination occurs for Good Reason, then Company shall provide Executive with the Termination Benefits, except that if such termination occurs within twelve months after the date upon which a Change in Control occurs, then the Termination Benefits provided by Company under this paragraph shall be reduced by an amount equal to one year of Executive's annual base salary at the rate in effect as of the date of such Change in Control. Any lump sum cash payment due to Executive pursuant to this paragraph shall be paid to Executive within five business days of the date of Executive's termination of employment with Company; provided, however, that if the lump sum cash payment would be subject to additional taxes and interest under Section 409A of the Code, then payment of the lump sum cash payment shall be deferred to the extent required to avoid such additional taxes and interest.

      4.5 CHANGE IN CONTROL BENEFITS. If Executive is employed by Company on the date upon which a Change in Control occurs, then Company shall provide Executive with the Termination Benefits (other than Health Coverage), which benefits shall be determined as if Executive's employment by Company terminated on the date of such Change in Control; provided, however, that, if Executive is entitled to Termination Benefits under paragraph 4.3 or 4.4 of this Agreement as of the date of such Change in Control, then Executive shall not also be entitled to additional Termination Benefits under this paragraph. Any lump sum cash payment due to Executive pursuant to the preceding sentence shall be paid to Executive within five business days of the date of the Change in Control.

      4.6 PARACHUTE PAYMENTS. Notwithstanding anything to the contrary in this Agreement, if Executive is a "disqualified individual" (as defined in Section 280G(c) of the Code, and the benefits provided for in this Article, together with any other payments and benefits which Executive has the right to receive from Company and its affiliates, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the benefits provided hereunder (beginning with any benefit to be paid in cash hereunder) shall be either (1) reduced (but not below zero) so that the present value of such total amounts and benefits received by Executive will be one dollar ($1.00) less than three times Executive's "base amount" (as defined in Section 280G of the Code) and so that no portion of such amounts and benefits received by Executive shall be subject to the excise tax imposed by Section 4999 of the Code or (2) paid in full, whichever produces the better net after-tax position to Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The determination as to whether any such reduction in the amount of the benefits provided hereunder is necessary shall be made initially by Company in good faith. If a reduced benefit is provided hereunder in accordance with clause (1) of the first sentence of this paragraph and through error or otherwise that payment, when aggregated with other payments and benefits from Company (or its affiliates) used in determining if a "parachute payment" exists, exceeds one dollar ($1.00) less than three times Executive's base amount, then Executive shall immediately repay such excess to Company upon notification that an overpayment has been made.

      4.7 RELEASE AND FULL SETTLEMENT. Anything to the contrary herein notwithstanding, as a condition to the receipt of Termination Benefits under paragraph 4.3 or 4.4 hereof, Executive shall first execute a release, in the form established by the Board of Directors, releasing the Board of Directors, Company, and Company's parent corporation, subsidiaries, affiliates, and their respective shareholders, partners, officers, directors, employees, attorneys and agents from any and all claims and from any and all causes of action of any kind or character including, but not limited to, all claims or causes of action arising out of Executive's employment with Company or its affiliates or the termination of such employment, but excluding all claims to vested benefits and payments Executive may have under any compensation or benefit plan, program or arrangement, including this Agreement. The performance of Company's obligations hereunder and the receipt of any benefits provided under paragraphs 4.3 and 4.4 shall constitute full settlement of all such claims and causes of action.

      4.8 NO DUTY TO MITIGATE LOSSES. Executive shall have no duty to find new employment following the termination of his employment under circumstances which require Company to pay any amount to Executive pursuant to this Article 4. Except to the extent Executive becomes eligible to receive health plan coverage from a subsequent employer as provided in paragraph 4.1 with respect to Health Coverage, any salary or remuneration received by Executive from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which this Article 4 apply shall not reduce Company's obligation to make a payment to Executive (or the amount of such payment) pursuant to the terms of this Article 4.

      4.9 LIQUIDATED DAMAGES. In light of the difficulties in estimating the damages for an early termination of Executive's employment under this Agreement, Company and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this Article 4 shall be received by Executive as liquidated damages.

      4.10 OTHER BENEFITS. This Agreement governs the rights and obligations of Executive and Company with respect to Executive's base salary and certain perquisites of employment. Except as expressly provided herein, Executive's rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, incentive and deferred compensation, life insurance policies insuring the life of Executive, and other benefits under the plans and programs maintained by Company shall be governed by the separate agreements, plans and other documents and instruments governing such matters.

ARTICLE 5: OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

      5.1 DISCLOSURE TO EXECUTIVE. Executive acknowledges that Company has and will in the course of his employment disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or confidential information of Company and its affiliates; and/or shall entrust Executive with business opportunities of Company and its affiliates; and/or shall place Executive in a position to develop business good will on behalf of Company and its affiliates.

      5.2 PROPERTY OF COMPANY. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Executive, individually or in conjunction with others, during Executive's employment by Company (whether during business hours or otherwise and whether on Company's premises or otherwise) which relate to the business, products or services of Company or its affiliates shall be disclosed to Company and are and shall be the sole and exclusive property of Company and its affiliates. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Company and its affiliates. Upon Executive's termination of employment for any reason, Executive shall deliver the same, and all copies thereof, to Company.

      5.3 PATENT AND COPYRIGHT ASSIGNMENT. Executive agrees to assign and transfer to Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions and Works in the Field (as hereinafter defined), together with all United States and foreign rights with respect thereto, and at Company's expenses to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on such Inventions and Works in the Field, and to perform all lawful acts, including giving testimony and executing and delivering all such instruments, that may be necessary or proper to vest all such Inventions and Works in the Field and patents and copyrights with respect thereto in Company, and to assist Company in the prosecution or defense of any interference which may be declared involving any of said patent applications or patents or copyright applications or copyrights. For purposes of this Agreement the words "Inventions and Works in the Field" shall include any discovery, process, design, development, improvement, application, technique, program or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by Executive, individually or jointly with others (whether on or off Company's premises or during or after normal working hours) while employed by Company; provided, however, that no discovery, process, design, development, improvement, application, technique, program or invention reduced to practice or conceived by Executive off Company's premises and after normal working hours or during hours when Executive is not performing services for Company, shall be deemed to be included in the term "Inventions and Works in the Field" unless directly or indirectly related to the business then being conducted by Company or its affiliates or any business which Company or its affiliates is then actively exploring.

      5.4 NO UNAUTHORIZED USE OR DISCLOSURE. Executive acknowledges that the business of Company and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Company and its affiliates use in their business to obtain a competitive advantage over their competitors. Executive further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Company and its affiliates in maintaining their competitive position. Executive hereby agrees that Executive will not, at any time during or after Executive's employment by Company, make any unauthorized disclosure of any confidential business information or trade secrets of Company and its affiliates, or make any use thereof, except in the carrying out of Executive's employment responsibilities hereunder. Company and its affiliates shall be third party beneficiaries of Executive's obligations under this paragraph. As a result of Executive's employment by Company, Executive may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its affiliates. Executive also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the confidential business information and trade secrets of Company and its affiliates. These obligations of confidence apply irrespective of whether the information has been reduced to a tangible medium of expression (e.g., is only maintained in the minds of Company's employees) and, if it has been reduced to a tangible medium, irrespective of the form or medium in which the information is embodied (e.g., documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type).

      5.5 ASSISTANCE BY EXECUTIVE. Both during the period of Executive's employment by Company and thereafter, Executive shall assist Company and its affiliates and their respective nominees, at any time, in the protection of Company's and its affiliates' worldwide rights, titles, and interests in and to information, ideas, concepts, improvements, discoveries, and inventions, and their copyrighted works, including without limitation, the execution of all formal assignment documents requested by Company and its affiliates or their respective nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

      5.6 REMEDIES. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Executive, and Company shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Company and its affiliates, including the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Company and its affiliates pursuant to other agreements with Executive.

ARTICLE 6: NON-COMPETITION OBLIGATIONS

      6.1 NON-COMPETITION OBLIGATIONS. As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the trade secrets and confidential information of Company and its affiliates that have been or will in the future be disclosed or entrusted to Executive, the business good will of Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by Company and its affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Executive agree to the provisions of this Article 6. Executive agrees that during the period of Executive's non-competition obligations hereunder, Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company or its affiliates are conducting any business as of the date of termination of the employment relationship or have during the previous 12 months conducted any business:

      (i) engage in any offshore supply vessel business serving the oil and gas industry that is competitive with the business conducted by Company or its affiliates;

      (ii) render any advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, with any offshore supply vessel business serving the oil and gas industry that is competitive with the business conducted by Company or its affiliates;

      (iii) induce any employee of Company or its affiliates to terminate his or her employment with Company or its affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company;

      (iv) request or cause any customer of Company or its affiliates to terminate any business relationship with Company or its affiliates.

These non-competition obligations shall apply during the period that Executive is employed by Company and shall continue until the first anniversary of the termination of Executive's employment. Executive understands that the foregoing restrictions may limit Executive's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction.

      6.2 ENFORCEMENT AND REMEDIES. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article 6 by Executive, and Company shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 6, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Company pursuant to other agreements with Executive.

      6.3 REFORMATION. It is expressly understood and agreed that Company and Executive consider the restrictions contained in this Article 6 to be reasonable and necessary to protect the proprietary information of Company and its affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

ARTICLE 7: MISCELLANEOUS

      7.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO COMPANY TO:        Trico Marine Services, Inc.
                                  2401 Fountainview, Suite 920
                                  Houston, Texas 77057
                                  Attention:  Chairman of the Board of Directors

         IF TO EXECUTIVE TO:      ____________________________
                                  ____________________________
                                  ____________________________

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.

      7.2 APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

      7.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      7.4 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

      7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      7.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.

      7.7 HEADINGS. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

      7.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

      7.9 AFFILIATE. As used in this Agreement, the term "affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company.

      7.10 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

      7.11 TERM. This Agreement has a term co-extensive with the term of employment provided in paragraph 2.1. Termination shall not affect any right or obligation of any party which is accrued or vested prior to such termination.

      7.12 ENTIRE AGREEMENT. Except as provided in (i) the written benefit plans and programs referenced in paragraph 3.3(iii) (and any agreements between Company and Executive that have been executed under such plans and programs) and
(ii) any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by Company. Without limiting the scope of the preceding sentence, all understandings and agreements preceding the date of execution of this Agreement and relating to the subject matter hereof (other than the agreements described in clause (i) of the preceding sentence) are hereby null and void and of no further force and effect. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the _____ day of ________________, 2004, to be effective as of the Effective Date.

                                          TRICO MARINE SERVICES, INC.

                                          By: __________________________________
                                              Name: ____________________________
                                              Title: ___________________________
                                                                   "COMPANY"

                                          ______________________________________
                                          ______________        "EXECUTIVE"